UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

Claire’s Stores, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-8899, 333-148108, 333-175171	59-0940416
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois	60192
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 765-1100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Third Supplemental Indenture

On September 20, 2012, Claire’s Stores, Inc. (the “Company”) completed an offering of $625 million aggregate principal amount of 9.00% senior secured first lien notes due 2019 pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The notes were sold at 102.5% of the aggregate principal amount thereof, resulting in gross proceeds (excluding accrued and unpaid interest) of $640,625,000. The notes are of the same series as the Company’s outstanding $500 million aggregate principal amount of 9.00% senior secured first lien notes due 2019. The terms of the notes, other than their issue date and issue price, are identical to the previously issued notes. As a result of the closing of this offering, the aggregate principal amount of the Company’s 9.00% senior secured first lien notes due 2019 outstanding is $1.125 billion.

The notes were issued by the Company pursuant to that certain Indenture, dated as of February 28, 2012, by and among the Company, the Guarantors named therein and the The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, as supplemented by the First Supplemental Indenture, dated as of March 2, 2012, the Second Supplemental Indenture, dated as of March 12, 2012, and the Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of September 20, 2012, which provided for the issuance of the notes. A copy of the Third Supplemental Indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated by reference herein.

The Company used the net proceeds of the issuance of the notes, together with cash on hand, to repay in full the term loan indebtedness under its senior secured credit facility. In addition, as described below, the Company replaced its existing senior secured revolving credit facility with an amended and restated $115.0 million five-year senior secured revolving credit facility.

Amended and Restated Credit Agreement

On September 20, 2012, the Company entered into an Amended and Restated Credit Agreement by and among Claire’s Inc. (“Parent”), the Company, Credit Suisse AG, as Administrative Agent, and the other Lenders named therein (the “New Credit Facility”), pursuant to which the Company replaced its existing $200.0 million senior secured revolving credit facility maturing May 29, 2013 with a $115.0 million five-year senior secured revolving credit facility.

Borrowings under the New Credit Facility will bear interest at a rate equal to, at the Company’s option, either (a) an alternate base rate determined by reference to the higher of (1) prime rate in effect on such day, (2) the federal funds effective rate plus 0.50% and (3) the one-month LIBOR rate plus 1.00%, or (b) a LIBOR rate with respect to any Eurodollar borrowing, determined by reference to the costs of funds for U.S. dollar deposits in the London Interbank Market for the interest period relevant to such borrowing, adjusted for certain additional costs, in each case plus an applicable margin of 4.50% for LIBOR rate loans and 3.50% for alternate base rate loans. The Company will also pay a facility fee of 0.50% per annum of the committed amount of the New Credit Facility whether or not utilized.

All obligations under the New Credit Facility are unconditionally guaranteed by (i) Parent, prior to an initial public offering of the Company’s stock, and (ii) certain of the Company’s existing and future wholly-owned domestic subsidiaries, subject to certain exceptions.

All obligations under the New Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by (i) all of the Company’s capital stock, prior to an initial public offering of its stock, and (ii) substantially all of the Company’s material owned assets and the material owned assets of subsidiary guarantors, including:

•

a perfected pledge of all the equity interests held by the Company or any subsidiary guarantor, which pledge, in the case of any foreign subsidiary, is limited to 100% of the non-voting equity interests and 65% of the voting equity interests of such foreign subsidiary held directly by the Company and the subsidiary guarantors; and

•	perfected security interests in, and mortgages on, substantially all material tangible and intangible assets owned by the Company and each subsidiary guarantor, subject to certain exceptions.

The New Credit Facility contains customary provisions relating to mandatory prepayments, voluntary payments, affirmative and negative covenants, and events of default; however, it does not contain any covenants that require the Company to maintain any particular financial ratio or other measure of financial performance except that so long as the revolving loans and letters of credit outstanding exceed $15 million, the Company will be required to comply with a maximum Total Net Secured Leverage Ratio of 5.5 to 1.0 based upon the ratio of its net senior secured debt to adjusted earnings before interest, taxes, depreciation and amortization for the period of four consecutive fiscal quarters most recently ended.

The foregoing description of the New Credit Facility is qualified in its entirety by reference to the complete copy of such agreement that is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 20, 2012, the Company completed an offering of $625,000,000 aggregate principal amount of 9.00% senior secured first lien notes due 2019. The Company used the net proceeds of the issuance of the notes, together with cash on hand, to repay in full the term loan indebtedness under its senior secured credit facility. The description of the offering of the notes contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On September 20, 2012, the Company issued a press release announcing the issuance of the notes. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Third Supplemental Indenture, dated as of September 20, 2012, by and among Claire’s Stores, Inc., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent

Exhibit 10.1	Amended and Restated Credit Agreement, dated as of September 20, 2012, by and among Claire’s Inc., Claire’s Stores, Inc., Credit Suisse AG, as Administrative Agent, and the other Lenders named therein

Exhibit 99.1	Claire’s Stores, Inc. Press Release dated September 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.

Date: September 25, 2012	By:	/s/ J. Per Brodin
		Name:	J. Per Brodin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Third Supplemental Indenture, dated as of September 20, 2012, by and among Claire’s Stores, Inc., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent

Exhibit 10.1	Amended and Restated Credit Agreement, dated as of September 20, 2012, by and among Claire’s Inc., Claire’s Stores, Inc., Credit Suisse AG, as Administrative Agent, and the other Lenders named therein

Exhibit 99.1	Claire’s Stores, Inc. Press Release dated September 6, 2012

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